AGREEMENT

This agreement (“Agreement”) is made and entered into as of ____May 9____, 2010 (“Effective Date”) by and between cMoney, Inc.(“cMoney”), Global 1 Enterprises, Inc.(“Global”) and Soprano Design Pty Ltd (“Soprano”).

WHEREAS, Soprano and Global are parties to a Consultancy Services Agreement dated May 18, 2008 in which Soprano agreed, in exchange for the payment of certain sums of money and other consideration, to design and develop one or more software applications for Global relating to a mobile payment solution known as the Rich Mobile Application Interface(“the Product”); and

WHEREAS, on or about April 19, 2010 Soprano, cMoney and Global entered into a Technology Sublicense Agreement (the “Sublicense Agreement”)

WHEREAS, the parties hereto also wish to clarify certain terms in the Sublicense Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and undertakings contained herein, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Soprano Intellectual Property” means any and all inventions, copyrights, copyright applications, patents, patent rights and licenses, patent applications, trademarks and service marks, trade dress and other trade indicia, including any and all applications and registrations related thereto, trade secrets, developments, methods, processes, ideas, works, concepts, and licenses related to same, owned by Soprano independently of the Consultancy Services Agreement. Wherefore, be it further understood that the definition of “Soprano Intellectual Property” shall not in any way to be interpreted that Soprano has any “ownership” of the existing Global patents now or in the future as Soprano continues to make the necessary modifications to the cMoney product to enable the product to launch. Likewise, Global makes no claim of ownership of the “Soprano Intellectual Property” as it relates to the iPhone applications developed by Soprano for cMoney and or the SOPRANO M-Pay backend product that is clearly owned exclusively by Soprano. Soprano acknowledges Global ownership in the design of new cMoney screens proposed by cMoney for the iPhone application that have yet to be developed by Soprano.

1.           cMoney and Global hereby agree that all writings and works of authorship, regardless of medium, created or developed by Soprano pursuant to the Consultancy Services Agreement, including but not limited to any hardware, software, schematics, diagrams, flow charts, specifications source code, object code or functional descriptions, and any customization (the “New Soprano Intellectual Property”), including all Soprano Intellectual Property, is owned solely and exclusively by Soprano.  To the extent any of the aforementioned property for any reason is determined not to be owned by Soprano, cMoney and Global hereby irrevocably assigns, transfers and conveys to Soprano all of cMoney’s and Global’s right, title, and interest in and to the aforementioned property, including but not limited to, all rights of patent, copyright, trade secret, know-how, and or other proprietary and associated rights.  cMoney and Global further agree to execute such documents and take such other actions as Soprano may reasonably request to perfect Soprano’s ownership in the aforementioned property.

2.           Soprano hereby agrees to provide to cMoney and Global 1 a world-wide license to use and sublicense the use of the “New Soprano Intellectual Property” associated with the Consultancy Services Agreement subject to a separate license agreement for “Soprano Intellectual Property”.

3.           The Sublicense Agreement is modified as follows:

“3.1 Royalty In consideration for the development of the Product, during the Term of this Agreement, Licensor agrees to pay Licensee forty percent (40%) of Gross Revenue from the sale of the Product in the Territory by Licensor or any Affiliate of Licensor (the “Royalty”).

4.           This Agreement shall be the entire understanding and agreement between the Parties with respect to the subject matter set forth herein, and all prior agreements, understandings, covenants, promises, warranties and representations, oral or written, express or implied, not incorporated herein are superseded hereby.  This Agreement may not be amended, modified, altered, supplemented or changed in any way except in writing, signed by the Parties, and attached hereto as an amendment.

EXECUTED on this _9th__ day of _____May____, 2010.

Soprano Design Pty Ltd By: /s/ Mohamed Odah Title: General Manager Date: 10/ May / 2010

cMoney, Inc.

By: /s/ Jennifer Pharris
Title: President / CEO
Date: 5/9/2010

Global Enterprises, Inc.

By: /s/ Jennifer Pharris
Title: President / CEO
Date: 5/9/2010